TRADEMARK LICENCE AGREEMENT

THIS TRADEMARK LICENCE AGREEMENT (the “Agreement”) is made with effect as of the _ 30th___ day of June, 2011 (the “Effective Date”),

BETWEEN:

KUNEKT CORPORATION, a corporation governed by the laws of the State of Nevada and having an office at Unit 1, 12/F International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong

(the “Licensor”)

AND:

AMS-INT ASIA LIMITED, a company incorporated under the laws of Hong Kong and having an address at Unit 04,7/F, Bright Way Tower, No. 33 Mong Kok Road, Kowloon, Hong Kong

(the “Licensee”)

WITNESSES THAT WHEREAS:

A. To the Licensor’s knowledge the Licensor owns or holds certain rights in respect of those trademarks listed in Schedule A attached hereto (collectively, the “Marks”);

B. Pursuant to that certain Master Amending Agreement (the “Master Amending Agreement”) dated as of the Effective Date between the parties, the Licensor has agreed to licence to the Licensee the non-exclusive right to use the Marks; and

C. To the Licensor’s knowledge the Licensor has the right and authority to licence to the Licensee the right to use the Marks.

NOW THEREFORE in consideration of the representations, warranties, covenants and agreements contained herein and in the Master Amending Agreement and other good and valuable consideration (the receipt and sufficiency of which is hereby irrevocably acknowledged) the parties agree as follows:

ARTICLE 1
TRADEMARK LICENCE TERMS

1.1

Grant of Licence.  The Licensor hereby grants to the Licensee on the terms contained herein a non-exclusive, royalty free licence (the “Licence”) to use the Marks throughout the world (the “Territory”) in association with the goods and services specified in Schedule A hereto (the “Goods and Services”).  The Licensee agrees to use the Marks only in accordance with terms and conditions set out in this Agreement.  The Licensor may itself use the Marks in the Territory but may not grant licences to other persons to use the Marks. Schedule A may be amended to add or delete Marks and/or Goods and Services from time to time, by way of written agreement between the parties.

1.2

Permitted and Prohibited Uses.  The Licensee will use the Marks only while the Licence is in effect, only in the Territory, and only in association with the Goods and Services.  The Licensee will use the Marks only in compliance with all applicable laws and regulations.  Further, the Licensee will use the Marks only in accordance with the policies, specifications, directions and standards of the Licensor (as to the character and/or quality of the Goods and Services with which the Marks are to be used, or otherwise) as may reasonably be stipulated by the Licensor to the Licensee from time to time, including but not limited to those restrictions set out in Schedule B.  The Licensee will not, directly or indirectly, use the Marks in any other way and without limiting the foregoing, the Licensee will not use the Marks as part of any composite trademark, that is, in close proximity or in combination with any trademark(s) held by the Licensee or any third party.  The Licensor will notify the Licensee of any changes or alterations made to any of the Marks from time to time during the term of this Agreement, and within thirty (30) days of receipt of such notice, or as soon as reasonably practical, whichever is earlier, the Licensee will ensure that all of its usage of any Marks so changed or altered complies with any such notice given.

1.3

Term.  The Licence will commence as of the Effective Date and subject to earlier termination pursuant to the terms of this Agreement, will expire upon the earlier of: (a) six (6) months from the Effective Date; (b) the closing of the Asset Purchase Agreement between the Licensor and Ya Zhu Silk, Inc. referenced in the Master Amending Agreement; or (c) such other date as is mutually agreed to by the parties hereto.

1.4

Inspection and Approval.  To assist the Licensor to verify and enforce the Licensee's obligations under this Agreement, and in particular, to inspect the character and/or quality of the Goods and Services with which the Marks are used, upon no less than three (3) days notice, the Licensee will permit and assist the Licensor to:

(a)

enter all premises where the Licensee uses the Marks or stores Goods or other materials bearing any of the Marks; and

(b)

observe the Licensee's activities relating to the Marks and inspect material on which any of the Marks appear.

At the request of the Licensor, acting reasonably, the Licensee will promptly provide the Licensor with samples of all packaging, advertising, company brochures and other material prepared by, for or with the permission of the Licensee that bears or refers to any of the Marks.  Further, the Licensee will deliver to the Licensor samples of all proposed Goods that the Marks are proposed to be used in association with at least 60 calendar days before any intended distribution date for any of the same.  Within 30 calendar days after it receives any such sample material, the Licensor will deliver to the Licensee either a written notice of approval or a written notice of refusal.  Any notice of refusal will specify what must be changed and why.  If the Licensee does not receive either a written notice of approval or a written notice of refusal within such 30-day period, then the material will be deemed to have been approved for distribution.  If the Licensee receives a written

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notice of refusal from the Licensor, the Licensee may revise the material and resubmit a sample of the revised material to the Licensor for its approval, in which case, the approval procedure set out in this Section will once again apply.

ARTICLE 2
ROYALTY

2.1

In this Article 2, “Gross Revenues” shall mean the total amount of revenue produced by YaZhu less the direct costs paid for producing the revenue.

2.2

In consideration of the rights granted under Article 1, the Licensee shall pay to the Licensor royalties, within 30 days of the termination of the License, of one half of one percent of the Gross Revenues earned by the Licensee during the term of this Agreement.

2.3

At the same time as payment of royalties falls due, the Licensee shall submit or cause to be submitted to the Licensor a statement in writing recording the calculation of such royalties payable and due.

2.4

The Licensee shall keep proper records and books of account and be open at all times to inspection and audit by the Licensor (or its duly authorised agent or representative), who shall be entitled to take copies of or extracts from the same.  If such inspection or audit should reveal a discrepancy in the royalties paid from those payable under this Agreement, the Licensee shall immediately make up the shortfall and reimburse the Licensor in respect of any professional charges incurred for such audit or inspection.

2.5

The provisions of this Article 2 shall remain in effect notwithstanding termination  or  expiry of this agreement until the settlement of all subsisting claims by the Licensor.

ARTICLE 3
INTELLECTUAL PROPERTY RIGHTS

3.1

Preservation and Enhancement of the Licensor's Interest.  The Licensee acknowledges the validity of the Marks, and the Licensor's ownership of the Marks and the goodwill pertaining thereto, and agrees that the benefit of and goodwill associated with use of any of the Marks by the Licensee will enure entirely for the benefit of the Licensor.  Should any right, title or interest in or to the Marks or any part thereof or any copyright or trademark related thereto become vested in the Licensee, the Licensee will hold the same in trust for the Licensor and will, at the request of the Licensor forthwith unconditionally assign any such right, title or interest to the Licensor.  All rights in and to any new version, translation or arrangement of the Marks, or other change in the Marks created by the Licensee, with the Licensor's prior written consent or otherwise, will be and will remain the exclusive property of the Licensor, and the provisions of this Agreement will apply to the same.  The Licensee will cooperate with the Licensor for the purpose of protecting, preserving and enhancing the Marks and the Licensor 's interest in them and in furtherance of such obligations, the Licensee will promptly execute and deliver to the Licensor all documents and instruments that the Licensor, acting reasonably, determines are necessary or

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prudent from time to time.  The Licensee will not itself and will not assist, permit, or encourage any third party to:

(a)

attack or challenge the validity, ownership or enforceability of any of the Marks, any registrations for any of the Marks, or the Licensor’s rights relating to any of the Marks or in any such registrations;

(b)

claim, use, or apply to register, record or file any trademark, trade name, business name, corporate name, domain name, social media user name, email address, metatag, Adwords or similar search term, copyright, or design that is identical with, confusingly similar to, clearly derived from or based on or that includes any of the Marks; or

(c)

use any of the Marks in a manner which is likely to depreciate or cause material harm to the goodwill attached to any of the Marks.

3.2

Contractual Rights Only.  The Licensee acknowledges and agrees that the rights and licence granted to the Licensee pursuant to this Agreement are of a contractual nature only, and no property or other rights in or to any of the Marks are granted to the Licensee by virtue of this Agreement.

ARTICLE 4
TERMINATION

4.1

Automatic Termination.  In addition and not in substitution to the provisions of Section 1.3, this Agreement (including the Licence) will terminate immediately, and without notice, upon the earliest of:

(a)

if the Licensee does or causes to be done or engages in any conduct which in the opinion of the Licensor, acting reasonably, is detrimental to the Marks or any of them or to the goodwill connected with them or any of them; or not in accordance with the policies, specifications, directions or standards of the Licensor as to the character or quality of the Goods or Services or both with which the Marks are to be used; and the Licensee fails to cease such conduct within 10 business days of receipt of notice from the Licensor requesting the Licensee to do so;

(b)

if the Licensee defaults in observing or performing any other of its obligations under this Agreement and fails to correct such default within 30 days after receiving a written demand from the Licensor to correct the same;

(c)

if the Licensee ceases to provide or perform any of the Goods or Services in association with the Marks for a period of three (3) consecutive months or more; or

(d)

pursuant to Article 5.2.

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4.2

Termination by Licensee.  This Agreement (including the Licence) will terminate immediately upon written notice by the Licensee to the Licensor of the Licensee’s desire to terminate.

4.3

Termination by Licensor.  This Agreement (including the Licence) will terminate within 30 days written notice by the Licensor to the Licensee of the Licensor’s desire to terminate.

4.4

The Licensee's Rights and Obligations on Termination.  Upon termination or expiration of this Agreement for any reason, the Licensee will:

(a)

cease all use of the Marks;

(b)

destroy all materials bearing or referring to any or all of the Marks; and

(c)

cancel all orders for materials bearing any or all of the Marks, including without limitation, all advertising using or referring to any of the Marks;

and will not:

(d)

attack or challenge the validity, ownership or enforceability of any of the Marks or of any registrations for any of the Marks in the Territory, or the Licensor 's rights relating to any of the Marks or in any such registrations; or

(e)

claim, use, or apply to register, record or file in any jurisdiction any trademark, trade name, corporate name, domain name, email address, social media user name, metatag, Adwords or similar search term, copyright or design that is identical with, confusingly similar to, clearly derived from or based on any of the Marks or that includes any of the Marks.

This Section will survive the expiration or termination of this Agreement.

ARTICLE 5
THIRD PARTIES, INDEMNITIES AND INSURANCE

5.1

Infringement.  If, during the term of this Agreement the Licensee becomes aware of use by any other party (other than affiliates or licensees of the Licensor) in the Territory of a trade name, trademark, domain name, email address, metatag, Adwords or similar search term, get up of goods, or mode of advertising that might reasonably amount to infringement of any of the Marks or to unfair competition or passing off in respect of any of the Marks, then, the Licensee will promptly report particulars of such usage to the Licensor and provide relevant material if available.

5.2

Claims by Others.  If the Licensee becomes aware that any person alleges that any of the Marks or any registration for any of the Marks in Canada or elsewhere is invalid, infringes the rights of any person, or is open to any other form of attack, then, the Licensee will not make any admissions in respect of such allegation and will promptly report particulars of the matter to the Licensor and provide all relevant materials if available.  If, in the opinion of the Licensor, acting reasonably any of the Marks is likely to or does become the subject of a claim for

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infringement, passing off or otherwise, the Licensor may, without liability or obligation, terminate the Licence in respect of any such Marks, effective immediately upon delivery of written notice to the Licensee.  Upon any such termination, the provisions of Section 4.4 will apply in respect of any such Marks.

5.3

Conduct of Proceedings.  The Licensor will have sole conduct of all legal proceedings and negotiations in respect of any actual, proposed or threatened legal proceedings relating to any of the Marks unless the Licensee is actually sued by any third party for using any of the Marks, and in any such event the Licensee will be entitled to institute proceedings in the Territory in respect of its own interests and at its own expense, and will give the Licensor prior written notice of any such proceedings and will deliver to the Licensor immediately upon creation or receipt, as applicable, copies of all pleadings and documents filed in such proceedings.  The Licensor will have the right to intervene at its own expense in any proceeding conducted or defended by the Licensee involving any of the Marks.

5.4

Cooperation.  The parties hereby agree to cooperate with each other in the conduct or defense of any legal action, and in the negotiations in respect of any legal action relating to any of the Marks and each will provide to the other all relevant data, information and material in its possession which may be helpful in such action or negotiation, at the cost and expense of the party requesting such data, information and material.

5.5

Indemnity for Liability.  The Licensee will indemnify and save the Licensor and the Licensor's directors, officers, employees and agents (collectively, “Licensor’s Personnel”) harmless from and against any actual or threatened claims, actions or proceedings arising out of the exercise by the Licensee of its rights under this Agreement and the Licensee's use of any of the Marks.  The foregoing indemnification does not apply insofar as any particular matter concerns whether or not the Licensor had the right to grant to the Licensee the use of the Marks pursuant to this Agreement.  As concerns the foregoing indemnification, the Licensee will defend and save harmless the Licensor and/or the Licensor's Personnel at no cost and expense to the Licensor and/or the Licensor's Personnel whatsoever, against any damage, injury, liability, cost, loss or expense whatsoever, including, but not restricted to all reasonable legal fees and costs as charged by a lawyer to his own client, arising from or with respect to any claim, action or proceeding against the Licensor and/or the Licensor's Personnel.

ARTICLE 6
GENERAL

6.1

Assignment and Sublicensing.  Except as expressly provided in this Section, the Licensee will have no right to assign, grant or create any interest in any of the Marks or their use to any person and will have no right to sub-licence any of its obligations hereunder, without first obtaining the express written consent of the Licensor, which consent may be withheld, delayed or conditioned without reason.  Regardless of whether consent is given on any particular occasion, consent must also be obtained for any subsequent occasion.  The Licensor may assign its rights and duties hereunder, in whole or in part.

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6.2

DISCLAIMER AND RELEASE.  THE LICENSOR MAKES NO REPRESENTATION OR WARRANTY TO THE LICENSEE REGARDING ANY OF THE MARKS OR THEIR VALIDITY IN ANY COUNTRY, AND IN PARTICULAR, WITHOUT LIMITATION, THE LICENSOR MAKES NO REPRESENTATION OR WARRANTY REGARDING OWNERSHIP OF ANY OF THE MARKS OR THAT ANY OF THE MARKS DO NOT INFRINGE THE RIGHTS OF THIRD PARTIES.  THE LICENSEE HEREBY WAIVES AND RELEASES ANY RIGHT OR CLAIM IT MIGHT OTHERWISE HAVE AGAINST THE LICENSOR IN CONNECTION WITH ANY OR ALL OF THE MARKS EXCEPT FOR THOSE RELATING TO ITS EXPRESS RIGHTS UNDER THIS AGREEMENT.

6.3

Injunctive Relief Available.  The Licensee agrees that in the event of a breach by the Licensee of any provision of this Agreement, monetary damages may not be an adequate remedy and that in such circumstances the Licensor will be entitled to injunctive or other affirmative relief, or both, without such constituting an election of remedies or disentitling Licensor to each and every remedy available at law and/or in equity for a breach of this Agreement.

6.4

Time of Essence.  Time is of the essence of this Agreement and no extension of time will constitute a waiver of this provision.

6.5

Waiver.  If the Licensor waives a particular default, wrongful act or omission of the Licensee, such waiver will not affect or impair the rights of the Licensor in respect of any other default, wrongful act, or omission of the Licensee.  If the Licensor delays or fails to exercise any rights in connection with any default, wrongful act or omission of the Licensee, such delay or failure will not affect or impair the rights of the Licensor in respect of any subsequent occurrence of that event or any other default, wrongful act, or omission of the Licensee.

6.6

Survival.  The provisions of Sections 2.1, 4.4, 5.5, 6.2, and 6.6 and all other sections necessary for the interpretation or enforcement thereof will survive the termination or expiration of this Agreement.

6.7

Notice.  Any notice, demand, direction or other communication required or permitted to be given under this Agreement must be in writing and will be sufficiently given if delivered or telecopied as follows:

Notices to the Licensor will be addressed as follows:

KUNEKT CORPORATION
Unit 1, 12/F International Commerce Centre,
1 Austin Road West, Kowloon, Hong Kong

Attention: Mark Bruk

Fax:  (+852) 3669 8300

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Notices to the Licensee will be addressed as follows:

AMS-INT ASIA LIMITED
04,7/F, Bright Way Tower,
No. 33 Mong Kok Road, Kowloon, Hong Kong

Attention:  President

Fax:  ________________________

Any notice, direction or other communication given in accordance with this Section will be deemed to have been given and received on the day of delivery, if delivered, or on the day of successful, machine confirmed transmission if sent by telecopier.  Each party to this Agreement may change its address or telecopier number for notice by giving notice to the other party to this Agreement in the manner provided in this section.

6.8

Entire Agreement.  This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions of the parties and there are no conditions, representations, warranties, covenants, agreements or other provisions, express or implied, collateral, statutory or otherwise, relating to such subject matter except as provided in this Agreement.

6.9

Amendments, Binding Effect and Severability.  No amendment of this Agreement will be valid or binding unless set out in writing and executed by each party.  This Agreement will be binding upon and enure to the benefit of the parties and their respective successors and permitted assigns, as applicable.  If any provision of this Agreement is determined at any time by a court of competent jurisdiction to be invalid, illegal or unenforceable such provision or part thereof will be severable from this Agreement and the remainder of this Agreement will be construed as if such invalid, illegal or unenforceable provision or part thereof had been deleted.

6.10

Governing Law and Attornment.  This Agreement will be governed by and interpreted in accordance with the laws of the State of Nevada and the federal laws of the United States applicable therein.  The parties hereby submit to the non-exclusive jurisdiction of the Courts of the State of Nevada and all legal proceedings arising out of or in connection with this Agreement may be brought before the Courts of the State of Nevada.

6.11

Further Assurances.  The parties will, from time to time, promptly do such acts and execute and deliver to each other such further deeds, documents, instruments and assurances as may be necessary or required to give effect to the purpose and intent of this Agreement.

6.12

Counterparts and Faxed Delivery.  This Agreement may be executed in one or more counterparts, each of which, when taken together will constitute this Agreement.  This Agreement may be delivered by facsimile transmission by either party to the other.

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IN WITNESS WHEREOF the parties hereto have executed and delivered this Agreement.

SIGNED, SEALED and DELIVERED by KUNEKT CORPORATION in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) ) ) )	KUNEKT CORPORATION Per: MARK BRUK Authorized Signatory

SIGNED, SEALED and DELIVERED by AMS-INT ASIA LIMITED in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) ) ) )	AMS-INT ASIA LIMITED Per: MATT LI Authorized Signatory

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SCHEDULE A

MARKS

UNITED STATES

Trademark	Application/Registration Number.	Application Filing Date/Registration Date
KUNEKT(STANDARD CHARACTER MARK)	Serial Number: 85-182,411	FILING DATE: Jan 22, 2011 NOA ISSUE DATE: Jun 14, 2011

NOTICE OF ALLOWANCE (NOA) No opposition was filed for this published application.  The issue date of this NOA establishes the due date for the filing of a Statement of Use (SOU) or a Request for Extension of Time to file a Statement of Use (Extension Request)

International Class: 009, Class Status: Active Mobile phones; Smartphones, Basis: 1(b) First Use Date: (DATE NOT AVAILABLE), First Use in Commerce Date: (DATE NOT AVAILABLE)

UNITED STATES

Trademark	Application/Registration Number.	Application Filing Date/Registration Date
KRUZE(STANDARD CHARACTER MARK)	Serial Number: 85-227,345	FILING DATE: Jan 27, 2011 NOA ISSUE DATE: Jun 14, 2011

NOTICE OF ALLOWANCE (NOA) No opposition was filed for this published application.  The issue date of this NOA establishes the due date for the filing of a Statement of Use (SOU) or a Request for Extension of Time to file a Statement of Use (Extension Request)

International Class: 009, Class Status: Active Mobile phones; Smartphones, Basis: 1(b) First Use Date: (DATE NOT AVAILABLE) First Use in Commerce Date: (DATE NOT AVAILABLE)

UNITED STATES

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Trademark	Application/Registration Number.	Application Filing Date/Status Date
KRUSH(STANDARD CHARACTER MARK)	Serial Number: 85-227,399	FILING DATE: Jan 27, 2011 STATUS DATE: Mar 10, 2011

A non-final Office action has been sent (issued) to the applicant. This is a letter from the examining attorney requiring additional information and/or making an initial refusal. The applicant must respond to this Office action within six months of Mar 10, 2011.

International Class: 009, Class Status: Active Handheld wireless devices, mobile phones and smartphones, Basis: 1(b) First Use Date: (DATE NOT AVAILABLE) First Use in Commerce Date: (DATE NOT AVAILABLE)

UNITED STATES

Trademark	Application/Registration Number.	Application Filing Date/Status Date
KROME(STANDARD CHARACTER MARK)	Serial Number: 85-227,359	FILING DATE: Jan 27, 2011 STATUS DATE: Mar 10, 2011

A non-final Office action has been sent (issued) to the applicant. This is a letter from the examining attorney requiring additional information and/or making an initial refusal. The applicant must respond to this Office action within six months of Mar 10, 2011.

International Class: 009, Class Status: Active Mobile phones; Smartphones, Basis: 1(b) First Use Date: (DATE NOT AVAILABLE) First Use in Commerce Date: (DATE NOT AVAILABLE)

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SCHEDULE B

SPECIFICATIONS AND PROPRIETARY NOTICES

1.

All Marks that do not use designs must be capitalized in full, unless expressly authorized by the Licensor.

2.

All Marks should be used alone and not in conjunction or combination with any other mark, unless expressly authorized by the Licensor.

3.

The symbol ™ should appear beside all Marks on the right shoulder of the Marks, unless there is a good reason for not doing so.  By way of example:

KUNEKT™

4.

Unless expressly authorized by the Licensor, a legend or footnote should appear on all boxes, labels, instructional and advertising material reading:

™ denotes trademarks of Kunekt Corporation, used under licence by Ya Zhu Silk, Inc.

This requires fairly extensive usage of the symbol ™ in the material to which the footnote refers.  If that is not possible, the symbol can be used only with the first appearance of each Mark, or asterisks can be used, or a legend or footnote similar to the following can be used:

*the [___________] logo is a trademark of Kunekt Corporation, used under licence by Ya Zhu Silk, Inc.

5.

The ® symbol should only be used in those countries where the Marks are actually registered and if in doubt the ® symbol should not be used, but rather should be replaced by the symbol ™.

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